As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILICON GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0309588
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1500 Crittenden Lane
Moutain View, California 94043
(Address, including zip code, of registrant's principal executive offices)

 Amended and Restated 1998 Employee Stock Purchase Plan
(Full Title of the Plan)

Sandra M. Escher
Silicon Graphics, Inc.
1500 Crittenden Lane
Mountain View, California 94043
(650) 960-1980
(Name, address, including zip code and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	12,000,000	$2.93(2)	$35,160,000	$4,455

(1) Excludes shares reserved under the registrant’s 1998 Employee Stock Purchase Plan which were reigstered previously on Form S-8 Registration Statements.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of caculating the registration fee based on the average of the high and low prices of the registrant’s Common Stock on January 27, 2004, as reported by the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference.

     The following documents and information heretofore filed by Silicon Graphics, Inc. (the “Company”) with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2003, as amended, filed filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (b) The Company’s Quarterly Report on Form 10-Q for the period ended September 26, 2003, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (c) The Company’s Current Report on Form 8-K dated December 17, 2003, filed pursuant to Section 13 of the Exchange Act.

     (d) The description of the Company’s Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed March 16, 1990 pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4: Description of Securities.

      Not Applicable.

Item 5: Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

     SGI is a corporation organized under Delaware law. Pursuant to the statutes of the State of Delaware, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney’s fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement.

     In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the Delaware Business Corporation Law.

     The SGI by-laws provide that SGI is authorized, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with SGI or at the request of SGI in any capacity with any other enterprise.

     The directors and officers of SGI are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), that might be incurred by them in such capacities.

Item 7: Exemption From Registration Claimed.

      Not Applicable.

Item 8: Exhibits.

      The following Exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

Exhibit No.	Document
4.1	Amended and Restated 1998 Employee Stock Purchase Plan.
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5).
24.1	Power of Attorney (included on signature page).

Item 9: Undertakings.

     (a)    The undersigned registrant hereby undertakes:

           (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under “Item 6 -- Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, Silicon Graphics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 29, 2004.

SILICON GRAPHICS, INC.

By:	/s/ Robert R. Bishop

	Name:	Robert R. Bishop
	Title:	Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Bishop, Jeffrey V. Zellmer and Sandra M. Escher, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert R. Bishop	Chairman and Chief Executive Officer	January 29, 2004
Robert R. Bishop	(Principal Executive Officer)

/s/ Jeffrey V. Zellmer	Senior Vice President and Chief Financial	January 29, 2004
Jeffrey V. Zellmer	Officer (Principal Financial Officer)

/s/ Kathy Lanterman	Vice President and Corporate Controller	January 29, 2004
Kathy Lanterman	(Principal Accounting Officer)

/s/ Arthur L. Money	Director	January 29, 2004
Arthur L. Money

/s/ James A. McDivitt	Director	January 29, 2004
James A. McDivitt

/s/ Charles Steinberg	Director	January 29, 2004
Charles Steinberg

/s/ Dr. Robert M. White	Director	January 29, 2004
Dr. Robert M. White

/s/ Dr. Lewis S. Edelheit	Director	January 29, 2004
Dr. Lewis S. Edelheit

/s/ Anthony R. Muller	Director	January 29, 2004
Anthony R. Muller

Exhibits.

Exhibit No.	Document
4.1	Amended and Restated 1998 Employee Stock Purchase Plan.
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5).
24.1	Power of Attorney (included on signature page).